Exhibit 99.15

June 6, 2011

Sent via Electronic Mail (appeals@nasdaqomx.com)

The NASDAQ Listing and Hearing Review Council
c/o T. Sean Bennett, Esq.
Office of Appeals and Review
Office of General Counsel
The NASDAQ Stock Market LLC
9600 Blackwell Road
Rockville, MD 20850

Re:	CleanTech Innovations, Inc. (CTEK)
NASDAQ Listing Qualifications Hearings; Docket NQ 5872C-11

Dear Members of the Listing and Hearing Review Council:

Our firm along with Donohoe Advisory Associates LLC represents CleanTech Innovations, Inc. ("CleanTech" or the "Company"). On behalf of the Company we hereby provide our response to the May 26, 2011 determination of the NASDAQ Office of Appeals and Review (the "Office of Appeals") that the submission of CleanTech's April 5, 2011 appeal brief (the "Appeal Brief') to the NASDAQ Listing and Hearing Review Council (the "Listing Council") constituted an ex parte communication with the Listing Council under Listing Rule 5835(a)(1). We refer to the above-referenced Office of Appeals determination herein as the Ex Parte Determination. We are disturbed by what has transpired, we question what prompted the Office of Appeals to modify and substantially change the Listing Council's already adjudicated decision, we object to the unprecedented mid-stream change in procedure without notice,1 and we therefore vigorously dispute this altered determination. Accordingly, we request that the Ex Parte Determination be immediately withdrawn. In furtherance of these issues, we also request that the Office of Appeals, the Office of General Counsel, the Listing Council and the Staff preserve all communications relating to the aforementioned issues and disclose if and when the Staff received, reviewed and was first made aware of the Appeal Brief.

1 Because the Company followed the clear directive of the Office of Appeals regarding the procedures for submitting the Appeal Brief, we object to the suggestion that the Company was required to submit the Appeal Brief to the Staff. Moreover, we further object to the implication that Staff would have been entitled to make a second submission to the Listing Council after receiving the Appeal Brief.

Buchanan Ingersoll & Rooney PC
NASDAQ Listing and Hearing Review Council
June 6, 2011

On February 28, 2011, CleanTech filed an appeal of a NASDAQ Listing Qualifications Panel decision issued that same day, which resulted in the suspension of the Company's securities from trading on The NASDAQ Stock Market based on public interest concerns. Notably, on March 4, 2011, the Company and four (4) members of the Staff received by email a letter from Jonathan Cayne, on behalf of the Office of Appeals, setting forth an appellate briefing schedule and directing both the Company and the Staff to email their respective appellate submissions directly (and only) to the Office of Appeals at appeals@nasdaqomx.com. (See Acknowledgement Letter attached as Exhibit A). In particular, the Acknowledgement Letter required that the Staff make its submission to the Listing Council first, by March 25, 2011, and that the Company make its submission, after the Staff’s submission, by April 1, 2011.2  Importantly, the Acknowledgement Letter made no provision for the Staff to make a second submission in response to the Company's appeal brief. This clearly was to avoid a scenario involving endless reply briefs by both parties.3 The Acknowledgement Letter also made no provision for either party to copy the other on their respective submissions to the Listing Council and, in fact, when the Staff made its submission to the Listing Council, the Staff did not copy the Company or its representatives.

On March 29, 2011, the Office of Appeals sent the Company by email the updated qualifications summary sheet received from the Staff. Apparently, although invited to do so, the Staff elected not to submit a brief along with the summary and, as such, none was received by the Company.4 On April 5, 2011, the Company submitted its Appeal Brief by email to appeals@nasdaqomx.com, as directed by the Acknowledgement Letter. Incredibly, on May 26, 2011, a week after the Listing Council rendered its May 19, 2011 decision (which remanded discrete questions for further fact finding to the Listing Qualifications Panel), the Office of Appeals countermanded the Listing Council's prior adjudication without explanation as to why or how the issue was revisited by the Office of Appeals. Unfathomably, the Ex Parte Determination issued by the Office of Appeals was based on the Company's submission of its Appeal Brief into the record before the Listing Council, as directed by the Office of Appeals itself.5

2 On March 31, 2011, the submission deadline for the Company's appeal brief was extended from April 1, to April 5, 2011. We do not know if Staff obtained a similar extension for its March 25, 2011 deadline. It appears that their qualifications summary, which was received by the Company on March 29, 2011, was prepared on March 29, since it reflects a stock price for March 29, 2011.

3 As referenced below, Donohoe Advisory Associates LLC, which is assisting the Company in this matter, has represented dozens of companies in the NASDAQ appeals process over the last seven years and is not aware of any instances in which the Staff has been allowed to make a second submission in response to the issuer's appeal brief.

4 The Acknowledgement Letter directed the NASDAQ Listing Qualifications Department (the "Staff") to   provide the Listing Council with an "updated qualifications summary sheet... and any additional information that staff believes would assist the Listing Council in its review of this matter" by March 25, 2011. The Acknowledgement Letter further advised the Company that it could submit "any additional information that it wishes the Listing Council to consider… " by April 1, 2011.

 5 Whether or not the Office of Appeals made an error in failing to provide the Staff with a copy of the Appeal Brief, such error was harmless, as Staff was foreclosed from making a second submission to the Listing Council in any event.

Buchanan Ingersoll & Rooney PC
NASDAQ Listing and Hearing Review Council
June 6, 2011

Based on the Ex Parte Determination, it appears that the Office of Appeals is now taking the position that the Company had a duty to copy the Staff on its Appeal Brief, notwithstanding the fact that no such duty was referenced in the Acknowledgement Letter and no such duty was placed on the Staff in relation to its submission to the Listing Council. Consistent with the Office of Appeals directive, the Staff did not copy the Company or its representatives on its submission to the Office of Appeals. Again, even assuming CleanTech had an undisclosed duty to copy Staff on its Appeal Brief, which is unfounded and incorrect, the fact that the Staff did not receive the Appeal Brief directly from CleanTech must be deemed harmless, as the Staff was foreclosed from making a second submission to the Listing Council in any event. We also note that, based on the Acknowledgement Letter, the Staff was well aware that CleanTech would be submitting the Appeal Brief to the Listing Council and certainly could have requested a copy from the Office of Appeals once the Company's submission deadline had expired. Accordingly, we ask for confirmation that the Staff was not in fact provided a copy of the Appeal Brief earlier in this proceeding and, if in fact the Staff received a copy of the Appeal Brief earlier in this proceeding, we request the date upon which the Appeal Brief was provided to the Staff and the method of delivery. We further request that we be made aware of any oral, written or other communications between or among the Staff, the Office of General Counsel, the Office of Appeals and/or the Listing Council in relation to the Appeal Brief and/or the Ex Parte Determination issued by the Office of Appeals.

If in fact the Office of Appeals is now establishing a new duty for issuers and the Staff in the appeals and hearings processes, we note that such mid-stream rule and/or procedural change runs counter to the long established practices of NASDAQ and may give rise to claims and further appellate and procedural fairness issues. In that regard, Donohoe Advisory Associates LLC, which has been assisting CleanTech in this proceeding, has represented dozens of companies in NASDAQ appeals and hundreds of companies in NASDAQ hearings over the last seven years. In many of these proceedings, the Staff revoked the waiver of its right to participate in communications between the issuer and the adjudicator as, in fact, was the case in the instant matter. In none of these cases in which Donohoe Advisory Associates LLC was a Company representative was the issuer required to copy the Staff on its submissions, nor was the Staff required to copy the issuer on its submissions to the adjudicator and/or its advisor. In all cases, the distribution of briefs and submissions to the various parties was handled by the Office of Appeals and the Office of Listing Qualifications Hearings. Further, in none of the appeals was the Staff afforded the opportunity to make a second submission to the Listing Council following the issuer's submission of its appeal brief.6

6 While the Staff is afforded the opportunity to cite an issuer for an additional deficiency at any point in the     process, no such deficiency was present in the instant case. Moreover, the Ex Parte Determination now affords the Staff the opportunity to make a new submission addressing the Appeal Brief and the entire record before the Listing Council, rather than limiting the Staff to addressing a discrete additional deficiency or the discrete issues identified for fact finding by the Listing Council in its May 19, 2011 decision.

Buchanan Ingersoll & Rooney PC
NASDAQ Listing and Hearing Review Council
June 6, 2011

Interestingly, the Ex Parte Determination states that "Rule 5835(a)(2) permits an Adjudicator or Advisor to cure the ex parte communication relevant to the merits of a proceeding by placing a copy of it... in the record of the proceeding." This clearly implies that by definition an ex parte communication is one that takes place outside of the record before the Adjudicator or Advisor. Moreover, Rule 5840(a) states that the written record will include submissions and exhibits. As a result, given that the Appeal Brief is already part of the record before the Listing Council, the cure set forth in Rule 5835(a)(2), which involves placing the communication at issue into the record, is inapplicable. We submit that the reason it is in applicable is that the Appeal Brief is part of the record by definition and therefore cannot be considered an ex parte communication.

In sum, we object to and dispute the Office of Appeals' determination that the submission of the Appeal Brief to the Listing Council constituted an ex parte communication and, accordingly, we request that the Ex Parte Determination be immediately withdrawn. The mere existence of this baseless determination unfairly impugns the integrity of CleanTech and directly undermines CleanTech's effort to obtain a reversal of the Panel decision. Moreover, the Ex Parte Determination allows the Staff to now improperly address all issues in the Company's Appeal Brief and the record before the Listing Council rather than the discrete issues identified for resolution in the Listing Council's decision to remand the matter to the Panel, dated May 19, 2011.

It is ironic that CleanTech, which is seeking relief from the Listing Council in part based on concerns that the Staff’s actions during the Panel process were not in keeping with the standards of procedural fairness, is now faced with an issue such as this. While it may be that the Company's appeal effort has been irrevocably harmed by the citation of this violation, it is our hope that immediate withdrawal of the Ex Parte Determination will at least mitigate some of the damage done to CleanTech.

***

We very much thank the Listing Council in advance for its consideration of this matter. Should you require any additional information, please do not hesitate to contact the undersigned via NASDAQ counsel at (212) 440-4435 or Dave Donohoe at (240) 403-4180.

Sincerely,

/s/ Stuart P. Slotnick

Stuart P. Slotnick, Esq.

EXHIBIT A

                       March 4, 2011

Via Electronic Mail

Katherine Petty
Donohoe Advisory Associates LLC
9901 Belward Campus Drive, Suite 175
Rockville, MD 20850

RE: Docket No. NQ 5872C-11: CleanTech Innovations, Inc. (the "Company")

Dear Ms. Petty:

This will confirm receipt of your letter dated February 28, 2011 requesting that the Nasdaq Listing and Hearing Review Council (the "Listing Council") review the February 28, 2011 decision of the Nasdaq Listing Qualifications Panel regarding the Company.

We are requesting that the Nasdaq Listing Qualifications Department provide the Listing Council by March 25, 2011 with an updated qualifications summary sheet, which should include current financial information regarding the Company and any additional information that staff believes would assist the Listing Council in its review of this matter.

The Company may submit any additional information that it wishes the Listing Council to consider including (a) an updated plan of compliance; and (b) a chronological list (in reverse chronological order) of relevant Form 8-K or 6-K filings made by the Company subsequent to its submission to the Listing Qualifications Panel, with filing dates and a brief summary for each filing of the event reported. These items should be submitted as one e-mail attachment. Do not submit actual Form 8-K or 6-K filings. The updated plan of compliance should include how the Company is addressing the deficiency and a specific timeline within which the Company will cure its deficiency.

All submissions must be forwarded, by e-mail, to appeals@nasdaqomx.com. Your e-mailed document must be titled and clearly identified by the Company's name and the type of document (e.g., CleanTech Compliance Plan). The subject line of the e-mail sent to appeals@nasdaqomx.com should also be clearly identified by company and subject matter.

Company submissions to the Council must be received by the Appeals Department by close of business on April 1,2011. The Company will be provided with a copy of the Listing Qualifications Department's submission and a list of those documents comprising the record on review at least three days prior to this deadline.

The Listing Council will review the above-referenced decision on the basis of the written record. The Listing Council may also consider the existence and content of public filings and press releases issued by the Company and the Company's non-compliance with any Nasdaq listing requirements, and may take note of the Company's bid price and market makers.

The Nasdaq Board will have the opportunity to call this decision for review pursuant to Nasdaq Rule 5825. A Form 25, notification of removal from listing, will be filed with the Securities and Exchange Commission (the "SEC") as required by SEC Rule 19d-1 following review by the Nasdaq Board. If the Company appeals the Listing Council's decision to the SEC, Nasdaq will certify and file a copy of the entire record in this matter with the SEC as required by SEC Rule 19d-3. Any information filed with the SEC will become part of the public record. Further, Nasdaq may make a summary of the decision available on Nasdaq's public website, and information provided to Nasdaq may be subject to disclosure through a subpoena or other request for access from a federal, state, or self-regulatory body.

Sincerely,

/s/ Jonathan Cayne

Jonathan Cayne

cc:	Rachel Scherr
Randy Genau
Stan Higgins
Gary Sundick
Amy Horton